PAGE 1

                  T. ROWE PRICE PRIME RESERVE FUND, INC.

                             POWER OF ATTORNEY



    RESOLVED, that the Corporation and each of its directors do hereby constitute and authorize, William T. Reynolds, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation, and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his behalf as such director or officer to any amendment or supplement (including Post-Effective Amendments) to the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Corporation under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.

PAGE 2
    IN WITNESS WHEREOF, the Corporation has caused these presents to be signed by its Chairman of the Board and the same attested by its Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.


                                     T. ROWE PRICE PRIME RESERVE FUND, INC.

                                  /s/William T. Reynolds
                             By:  ______________________________
                                  William T. Reynolds
                                  Chairman of the Board

April 24, 1997

Attest:

/s/Lenora V. Hornung
_____________________________
Lenora V. Hornung, Secretary


                           (Signatures Continued)
PAGE 3
/s/William T. Reynolds    Chairman of the Board
________________________  (Principal Executive         April 24, 1997
William T. Reynolds       Officer)

/s/Edward A. Wiese
________________________  President                    April 24, 1997
Edward A. Wiese

/s/Carmen F. Deyesu       Treasurer (Principal
________________________  Financial Officer)           April 24, 1997
Carmen F. Deyesu

/s/Robert P. Black
________________________  Director                     April 24, 1997
Robert P. Black

/s/Calvin W. Burnett
________________________  Director                     April 24, 1997
Calvin W. Burnett

/s/Anthony W. Deering
________________________  Director                     April 24, 1997
Anthony W. Deering

/s/F. Pierce Linaweaver
________________________  Director                     April 24, 1997
F. Pierce Linaweaver

/s/James S. Riepe
________________________  Vice President               April 24, 1997
James S. Riepe            and Director

/s/John G. Schreiber
________________________  Director                     April 24, 1997
John G. Schreiber

/s/M. David Testa
________________________  Director                     April 24, 1997
M. David Testa